UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8 – K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report: December 23, 2008

QUIXOTE CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number 001-08123

DELAWARE	36-2675371
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

35 EAST WACKER DRIVE, CHICAGO, ILLINOIS	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (312) 467-6755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR   240.13e-4(c))

ITEM 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 23, 2008, our Board of Directors appointed Bruce C. Reimer, 50, as Chief Executive Officer and President of our Company effective January 1, 2009.  Mr. Reimer has served as the Executive Vice President for our subsidiaries that make up our Inform Group since 2004 and as Vice President and General Manager for our Highway Information Systems, Inc. subsidiary from 2000 to 2004.

In connection with Mr. Reimer’s appointment, Leslie J. Jezuit, our Chief Executive Officer and President, 63, resigned as Chief Executive Officer and President of our Company effective December 31, 2008.  Mr. Jezuit will remain employed as Chairman of the Board of Directors from January 1, 2009 through June 30, 2009, at which time he will retire.  Mr. Jezuit will continue to serve as a Director of our Company until his term expires at the annual stockholders’ meeting in 2011.

Mr. Reimer has no family relationship with any other officer or director of our Company, and excepting his employment, has no direct or indirect material interest in any transactions with our Company.  Mr. Reimer is a party to a Non-Competition and Severance Agreement dated as of September 30, 2008 with the subsidiaries that make up the Inform Group.  Our Compensation Committee set Mr. Reimer’s base salary as Chief Executive Officer and President at $285,000.  Mr. Reimer will be eligible for a bonus as determined by the Compensation Committee after our June 30th fiscal year end.

As part of Mr. Jezuit’s resignation, we entered into a Retirement Agreement and General Release with him, dated December 23, 2008.  The Retirement Agreement provides for a lump sum payment of $692,500 and a general release of all claims by Mr. Jezuit and the Company against each other. It also contains certain non-competition covenants. The Retirement Agreement provides for reduced compensation during the six-month period prior to his retirement and COBRA benefits post-June 30, 2009. The Retirement Agreement cancels the Non-Competition and Severance Agreement dated July 25, 2008, but Mr. Jezuit’s Amended and Restated Change of Control Agreement dated July 25, 2008 and several option agreements will remain in effect in accordance with their terms.   With respect to the Restricted Stock Award Agreement dated August 31, 2007 between Mr. Jezuit and the Company, all shares granted to Mr. Jezuit that have vested as of December 31, 2008 belong to Mr. Jezuit under the terms of that agreement, and all shares granted to Mr. Jezuit that have not vested as of December 31, 2008 are forfeited.

On December 23, 2008, our Board of Directors appointed Daniel P. Gorey, 57, our Chief Financial Officer and Treasurer, as Executive Vice President of our Company.  Mr. Gorey has been serving the Company as Vice President, Finance.

A copy of the press release is furnished herewith as Exhibit 99 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

The following Exhibits are included herein:

(d)	Exhibits

	99	Press Release issued by Quixote Corporation, dated December 29, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUIXOTE CORPORATION

DATE:	December 30, 2008	/s/ Daniel P. Gorey
DANIEL P. GOREY
Vice President, Chief Financial
Officer and Treasurer
(Chief Financial & Accounting
Officer)